UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported):

September 1, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

On September 1, 2010 IRIS International, Inc. (the “Company”) entered into amendments to its employment agreements with Cesar Garcia, Chief Executive Officer of the Company and each of Robert Mello, Thomas Warekois, and Jon Yi, each an executive officer of the Company. The terms of the amendments were approved by the Board of Directors of the Company on May 14, 2010 and previously disclosed on the Company’s Current Report on Form 8-K dated May 14, 2010 and filed with the SEC on May 20, 2010.

Copies of each amendment are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Adams Employment Agreement

On September 2, 2010, the Company entered into a new employment agreement with Thomas H. Adams, Ph.D, to continue to serve as our Corporate Vice President, Chief Technology Officer. Mr. Adams’ previously employment agreement with the Company had expired in accordance with its terms earlier this year. Our employment agreement with Dr. Adams provides that he will receive an annual base salary of $310,000. Dr. Adams will be eligible to earn a cash bonus and will be eligible to receive stock-based compensation. Such awards will be contingent upon the Company achieving certain financial goals and Dr. Adams satisfying certain individual objectives to be established by the Chief Executive Officer and/or Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Dr. Adams will be entitled to receive all benefits generally available to our senior executives.

If Dr. Adams’ employment is terminated by the Company without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by the Company without cause or by the executive for good reason at any time within 3 months prior to and 18 months following a change of control, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his average bonus over the prior two fiscal year period, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

For purposes of determining if and when severance payments are payable, the employment agreement provides that a “change in control” will mean (i) the dissolution or liquidation of the Company, (ii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (iii) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own thirty five percent (35%) or more of the voting stock of the continuing or surviving corporation immediately after such merger or consolidation; or (iv) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Company’s Board of Directors within a twelve (12)-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the twelve (12)-month period.

A copy of the Mr. Adams’ employment agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated herein by this reference

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Third Amendment to Key Employee Agreement for Cesar M. Garcia effective May 14, 2010 between IRIS International, Inc. and Cesar M. Garcia.

10.2	Amendment to Key Employee Agreement for Robert Mello, effective May 14, 2010 between IRIS International, Inc. and Robert Mello.

10.3	Amendment to Key Employee Agreement for Thomas Warekois, effective May 14, 2010 between IRIS International, Inc. and Thomas Warekois.

10.4	Amendment to Key Employee Agreement for John Yi, effective May 14, 2010 between IRIS International, Inc. and John Yi.

10.5	Key Employee Agreement for Thomas H. Adams, Ph.D, dated September 2, 2010 between IRIS International, Inc. and Thomas H. Adams, Ph.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: September 7, 2010	By:	/S/ MARTIN S. MCDERMUT
Martin S. McDermut
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Key Employee Agreement for Cesar M. Garcia effective May 14, 2010 between IRIS International, Inc. and Cesar M. Garcia.

10.2	Amendment to Key Employee Agreement for Robert Mello, effective May 14, 2010 between IRIS International, Inc. and Robert Mello.

10.3	Amendment to Key Employee Agreement for Thomas Warekois, effective May 14, 2010 between IRIS International, Inc. and Thomas Warekois.

10.4	Amendment to Key Employee Agreement for John Yi, effective May 14, 2010 between IRIS International, Inc. and John Yi.

10.5	Key Employee Agreement for Thomas H. Adams, Ph.D, dated September 2, 2010 between IRIS International, Inc. and Thomas H. Adams, Ph.D.

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